EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

BETWEEN

APOLLO GAMING HOLDINGS, L.P.

AND

AP GAMING HOLDCO, INC.

STOCK SUBSCRIPTION AGREEMENT dated as of May 28, 2015 (this “Agreement”), between Apollo Gaming Holdings, L.P., a Delaware limited partnership (“Parent”), and AP Gaming Holdco, Inc., a Delaware corporation (the “Corporation”).

Parent hereby subscribes for and offers to purchase, and the Corporation hereby accepts such offer and agrees to issue to Parent, 4,931,529 shares of its Common Stock, par value $0.01 per share, in consideration of the payment by Parent to it on or before the date hereof of cash in the amount of $77,425,000, the receipt of which is hereby acknowledged.

The Corporation represents and warrants that such shares are validly issued, fully paid and nonassessable.

This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof

APOLLO GAMING HOLDINGS, L.P.

By:	Apollo Gaming Holdings GP, LLC its General Partner

By:	/s/ David B. Sambur
Name: David B. Sambur
Title: Chief Executive Officer, President, Treasurer and Secretary

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof

AP GAMING HOLDCO, INC.

By:	/s/ David Lopez
Name: David Lopez
Title: Chief Executive Officer, President and Secretary

[Signature Page to Subscription Agreement]